Exhibit 5.2

November 27, 2007
Banco Santander, S A.
Ciudad Grupo Santander
Avenida de Cantabria
Boadilla del Monte
28660 Madrid, Spain

Santander Finance Preferred S.A., Unipersonal
Ciudad Grupo Santander
Avenida de Cantabria
Boadilla del Monte
28660 Madrid, Spain

Dear Sirs:

I am acting as Spanish counsel to Banco Santander, S.A., a limited liability company (sociedade anónima) organized under the laws of the Kingdom of Spain, acting as guarantor (the “Bank”), and to Santander Finance Preferred S.A. Unipersonal, a limited liability company (sociedade anónima) incorporated under the laws of the Kingdom of Spain (the “Company”), in connection with the Registration Statement on Form F-4 (the “Registration Statement”) filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), in connection with the proposed offer to exchange (the “Exchange Offer”) up to 24,000,000 of the Company’s new 6.50% Non-Cumulative Guaranteed Series 5 Preferred Securities, with a par value of $25.00 per security (the “Exchange Series 5 Preferred Securities”), for an equal amount of the Company’s outstanding Floating Rate Non-Cumulative Guaranteed Series 5 Preferred Securities, with a par value of $25.00 per security (the “Restricted Series 5 Preferred Securities”).  The Bank has guaranteed all of the Company’s obligations under the Exchange Series 5 Preferred Securities (the “Guarantee”).

As such counsel, I have participated in the preparation of the Registration Statement and have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed relevant and necessary to form a basis for the opinions hereinafter expressed.  In conducting such examinations, I have assumed (i) that all signatures are genuine, (ii) that all documents and instruments submitted to us as copies conform with the originals, and (iii) the due execution and delivery of all documents where due execution and delivery are a prerequisite to the effectiveness thereof.  As to any facts material to this opinion, I have relied upon statements and representations of officers and other representatives of the Bank and the Company, and certificates of public officials and have not independently verified such facts.

I have examined such matters of fact and law as I have deemed necessary or advisable for the purposes of this opinion.  Based upon the foregoing, as of the date hereof and subject to the limitations and qualifications herein contained, it is my opinion that:

1
When the Registration Statement relating to the Exchange Offer has become effective under the Securities Act and the Exchange Series 5 Preferred Securities have been issued in exchange for the Restricted Series 5 Preferred Securities as contemplated by the Registration Statement and Prospectus, such Exchange Series 5 Preferred Securities will be validly issued.

2
When the Registration Statement relating to the Securities has become effective under the Securities Act as contemplated by the Registration Statement and the Prospectus, and assuming the Guarantee is valid and legally binding under the laws of the State of New York, the Guarantee will constitute a valid and binding obligation of the Bank enforceable against the Bank in accordance with its terms.

The opinions set forth above are subject to the following qualifications and exceptions:

(a)  My opinions are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, arrangement or other similar law of general application affecting creditors’ rights, including, without limitation, applicable fraudulent transfer or other similar laws.

(b)  My opinion is subject to the effect of general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, election, election of remedies and other similar doctrines affecting the enforceability of agreements generally, regardless of whether considered in a proceeding in equity or at law, and to the discretion of the court before which any such proceeding may be brought.

(c)  My opinions above are subject to possible judicial action giving effect to governmental actions or foreign laws affecting creditors’ rights.

In rendering the opinions expressed herein, my examination has been limited to the laws of the Kingdom of Spain and I express no opinion on the laws of any jurisdiction other than the laws of the Kingdom of Spain.  In expressing my opinions herein, I have relied as to all matters of United States and New York law on the opinion of Davis Polk & Wardwell, United States counsel to the Bank.  My opinion is, insofar as such law is concerned, subject to the assumptions, qualifications and exceptions contained in the opinion of Davis Polk & Wardwell.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to my name under the headings “Validity of the Exchange Series 5 Preferred Securities” in the Prospectus.  In giving such consent, I do not thereby admit that I am in the category of person whose consent is required under Section 7 of the Securities Act.   I also consent to the incorporation by reference of this opinion and consent into a registration statement filed pursuant to Rule 462(b) under the Securities Act.

Very truly yours,

/s/ Natalia Butragueño

Natalia Butragueño